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                                                                       Exhibit 1
                                 SCHEDULE 13D

                            JOINT FILING AGREEMENT
                            ----------------------


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an Exhibit, and agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 7th day of November, 1995.


BRITISH NUCLEAR FUELS plc


By: /s/ Ross A.N. Chiese
   _____________________________________
    Name/Title:
    Ross A.N. Chiese
    Group Finance Director


BNFL INC.


By: /s/ Dennis C. Fransen
   _____________________________________
    Name/Title:
    Dennis C. Fransen
    Vice President, Finance; Treasurer